Exhibit 99.1
August 5, 2008
Bronco Drilling Company, Inc. Board of Directors
Bronco Drilling Company, Inc.
16217 N. May Avenue
Edmond,OK 73013
Gentlemen:
     I hereby tender my resignation from the Board of Directors of Bronco Drilling Company, Inc. effective immediately. On July 25, 2008, Wexford Capital LLC and certain of its affiliates (the “Wexford Parties”) filed a Schedule 13D disclosing their ownership of 12.85% of Bronco’s common stock. The Wexford Parties also disclosed, among other things, their opposition to Bronco’s pending merger with Allis-Chalmers Energy Inc. Since that date, the Wexford Parties have continued their active opposition to the merger. In light of these recent unexpected developments, and as I have long-term business relationships with certain of the Wexford Parties, and certain Wexford affiliates own approximately 35.7% of the common stock of Gulfport Energy Corporation, a company of which I serve as Chairman, I believe my resignation from the Bronco Board is appropriate in order to avoid any potential conflicts of interest. I have no disagreements with Bronco relating to its operations, policies or practices.
Very truly yours,
Mike Liddell